Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 8, 2021, relating to the financial statements of Anzu Special Acquisition Corp I, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 8, 2021

Updated Dec. 3, 2020	Page 1 of 2